UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

GigCapital7 Corp.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-42262	98-1790710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1731 Embarcadero Rd., Suite 200
Palo Alto, California		94303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 276-7040

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value and one redeemable warrant	GIGGU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value	GIG	The Nasdaq Stock Market LLC
Redeemable warrants, each full warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	GIGGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2024, the Board of Directors (the “Board”) of GigCapital7 Corp., a Cayman Islands exempted company (the “Company”) approved the payment by the Company of advisory fees to directors in connection with certain activities on its behalf, such as identifying and investigating possible business targets and business combinations as well as pertaining to board committee service and administrative and analytical services. These advisory fees will be paid quarterly, and include payments to Dr. Avi S. Katz, the Chief Executive Officer. The quarterly amounts approved are as follows:

	Quarterly compensation prior to signing a definitive agreement with a defined business combination target	Quarterly compensation following the signing of a definitive agreement with a defined business combination target
Dr. Avi S. Katz	$6,000	$8,000
Dr. Raluca Dinu	$6,000	$8,000
Raanan I. Horowitz	$6,000	$8,000
Karen Rogge	$6,000	$8,000
Professor Darius Moshfeghi	$6,000	$8,000
Ambassador Adrian Zuckerman	$6,000	$8,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGCAPITAL7 CORP.

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Chief Executive Officer of GigCapital7 Corp. (Principal Executive Officer)

Date: September 26, 2024